SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2002

UNITEDHEALTH GROUP INCORPORATED
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-10864 (Commission File Number)	41-1321939 (I.R.S. Employer Identification No.)

UnitedHealth Group Center
9900 Bren Road East, Minnetonka, Minnesota 55343
(Address of principal executive offices)

Registrant’s telephone number, including area code:     (952) 936-1300

N/A
(Former name or former address, if changed since last report.)

Item 4. Changes in Registrant’s Certifying Accountant.

On May 15, 2002, the Board of Directors of UnitedHealth Group Incorporated (the “Company”) and its Audit Committee dismissed Arthur Andersen LLP (“Andersen”) as the Company’s independent public accountants and engaged Deloitte & Touche LLP (“Deloitte & Touche”), effective May 16, 2002, to serve as the Company’s independent public accountants for the fiscal year 2002.

Arthur Andersen’s reports on the Company’s consolidated financial statements for each of the years ended 2001, 2000 and 1999 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001, 2000 and 1999 and through May 15, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on the Company’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Andersen’s letter, dated May 15, 2002, stating its agreement with such statements.

During the years ended December 31, 2001 and 2000 and through the date of this Form 8-K, the Company did not consult with Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits

Exhibit 16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 15, 2002	Filed with this document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2002	UNITEDHEALTH GROUP INCORPORATED

By: /s/ David J. Lubben David J. Lubben General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Description

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 15, 2002